SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2007

MEMSIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810

(Mailing Address)

(978) 738-0900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 24, 2007, Feiming Huang notified us of his intention to resign as our Vice President and General Manager. We accepted Mr. Huang’s resignation on January 3, 2008, at which time we entered into a Separation and Release Agreement with Mr. Huang providing that he will provide consulting services to us until June 24, 2008 and that we will pay Mr. Huang a bonus of RMB 220,000 Yuan for his work in 2007 together with severance payments and other compensation in the aggregate amount of approximately RMB 1.1 million Yuan.

On January 4, 2008, we also announced that we had appointed Julin Mao to the positions of Vice President of our Industrial Business Unit and Acting General Manager of our China Manufacturing Operations. A copy of the press release announcing Mr. Mao’s appointment is included as Exhibit 99.1 in this Current Report.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Filed with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.
99.1	Press release dated January 4, 2008	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/s/ Shang Hsaio
Shang Hsaio
Chief Financial Officer

Date: January 4, 2008

EXHIBIT INDEX

Exhibit No.	Description	Filed with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.
99.1	Press release dated January 4, 2008	X